Exhibit 99.1

FOR IMMEDIATE RELEASE

Coty Inc. Announces Cash Tender Offers for

Approximately $200 Million Outstanding Debt Securities

Tender Offer is a Continuation of $1.1 Billion Reduction in Debt Over Last 15 Months

Continues Coty’s Deleveraging Agenda

Anticipated Reduction in Interest Expense related to these Debt Securities would approximate

$11 Million annually at current exchange rates

NEW YORK (November 8, 2022) – Coty Inc. (NYSE: COTY) (“Coty” or the “Company”) today announced its offers to purchase for cash (i) up to $100,000,000 aggregate principal amount (the “USD Note Cap”) of the Company’s U.S. dollar-denominated notes listed in the table below (the “USD Notes”), and (ii) up to €100,000,000 aggregate principal amount (the “Euro Note Cap”) of the Company’s Euro denominated notes listed in the table below (the “Euro Notes”). The USD Notes and the Euro Notes are referred to collectively herein as the “Notes”, such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer”, and the USD Note Cap and the Euro Note Cap are referred to collectively as the “Notes Caps” and each a “Note Cap.”

	Title of Security	Security Identifiers	Principal Amount Outstanding	Tender Offer Consideration(1)(2)	Early Tender Premium(1)(2)	Total Consideration(1)(2)(3)
USD Tender Offer	6.500% Senior Notes due 2026	CUSIPs: 222070AB0 U2203CAA9 ISINs: US222070AB02 (144A) USU2203CAA90 (Reg S)	$550,000,000	$935.00	$30.00	$965.00
Euro Tender Offer	4.750% Senior Notes due 2026	Common Codes: 180178872 180178830 ISINs: XS1801788727 (144A) XS1801788305 (Reg S)	€250,000,000	€900.00	€30.00	€930.00

(1)	Per $1,000 principal amount of USD Notes or €1,000 principal amount of Euro Notes, as applicable, tendered and accepted for purchase.
(2)	Does not include Accrued Interest (as defined below), which will also be payable as provided herein.
(3)	Includes the Early Tender Premium (as defined below).

The tender offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated November 8, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) which sets forth a detailed description of the tender offers. The Company reserves the right, but is under no obligation, to increase or decrease any or both of the Notes Caps in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.

The tender offers for the Notes will expire at 11:59 p.m., New York City time, on December 7, 2022, or any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”), unless earlier terminated.

Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on November 22, 2022 (such date and time, as it may be extended with respect to a tender offer, the “Early Tender Date”), and the holder’s Notes must be accepted for purchase, to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, and the holder’s Notes are accepted for purchase, the holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below).

In addition to the consideration set forth in the table above, all holders of Notes accepted for purchase in the tender offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date (“Accrued Interest”).

Subject to the Notes Caps, and proration if applicable, holders of Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the tender offers will receive the applicable tender offer consideration set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”) plus the early tender offer premium for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes validly tendered (and not validly withdrawn) after the Early Tender Date, but before or at the Expiration Date, and accepted for purchase pursuant to the tender offers will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. No tenders will be valid if submitted after the Expiration Date. Notes validly tendered prior to or at the Early Tender Date will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Date.

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity, including short term borrowings under its revolving credit facility and cash generated from operations. The purpose of the tender offers is to purchase a portion of the Notes, subject to the Notes Caps, in order to reduce the Company’s total outstanding public debt and interest expense. The tender offers could adversely impact the Company’s credit ratings but are expected to result in improved leverage and reduced interest expense while maintaining strong liquidity.

The tender offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 9, 2022, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be November 28, 2022, provided that the conditions to the satisfaction of the applicable tender offer are satisfied. The Company is not obligated to conduct any early settlement or have any early settlement occur on any particular date.

Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on November 22, 2022.

The tender offers are subject to the satisfaction or waiver of certain conditions which are specified in the Offer to Purchase. The tender offers are not conditioned on any minimum principal amount of Notes being tendered.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. and Santander Investment Securities Inc. are serving as Dealer Managers in connection with the applicable Tender Offers. Investors with questions regarding the terms and conditions of the tender offers may contact the dealer managers as follows:

BNP Paribas Securities Corp. Collect: +1 (212) 841-3059 Toll-Free:+1 (888) 210-4358	Citigroup Global Markets Inc. Collect: +1 (212) 723-6106 Toll free: +1 (800) 558-3745	Credit Agricole Securities (USA) Inc. Collect: +1 (212) 261-7802 Toll-Free: +1 (866) 807-6030	Santander Investment Securities Inc. Collect: +1 (212) 940-1442 Toll-Free: +1 (855) 404-3636

Global Bondholder Services Corporation is the Tender and Information Agent for the tender offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at +1 (855) 654-2014 (toll-free) or +1 (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/coty/.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the tender offers, and, if so, the principal amount of Notes to tender.

About Coty Inc.

Coty Inc. is one of the world’s largest beauty companies, with an iconic portfolio of brands across fragrance, color cosmetics, and skin and body care. Through targeted strategic transactions, we have strengthened and diversified our presence across the countries, categories and channels in which we compete, building a strong beauty platform. As Coty transforms, we continue to make progress on our strategic priorities, including stabilizing our consumer beauty brands through leading innovation and improved execution, accelerating our prestige fragrance business and ongoing expansion into prestige cosmetics, building a comprehensive skincare portfolio leveraging existing brands, enhancing our e-commerce and direct-to-consumer capabilities, expanding our presence in China through prestige products and select consumer beauty brands, and establishing Coty as an industry leader in sustainability.

Forward Looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the proposed Tender Offers, the expected source of funds and the anticipated interest expense savings. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,”

“should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the Company’s ability to consummate the Tender Offers on the terms and timing described herein, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For Information Contact:

Investor Relations

Olga Levinzon

212-389-7733

Olga_Levinzon@cotyinc.com

Media

Antonia Werther

+31 621 394495 917-754-8399

Antonia_Werther@cotyinc.com